Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Gary H. Guyton
Director of Planning and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FIRST QUARTER 2014 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, May 5, 2014 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months ended March 31, 2014.

Financial Results for the Three Months Ended March 31, 2014

Comstock reported net income of $1.2 million or 2¢ per share for the first quarter of 2014 as compared to a net loss from continuing operations of $24.5 million or 52¢ per share for the first quarter of 2013.  The first quarter 2014 results include an unrealized loss from derivative financial instruments of $3.6 million ($2.4 million after tax or 6¢ per share).  Financial results for the first quarter of 2013 include an unrealized loss from derivative financial instruments of $8.8 million ($5.7 million after tax or 12¢ per share), a gain of $7.9 million ($5.1 million after tax or 11¢ per share) from sales of marketable securities and an impairment on unevaluated acreage of $2.4 million ($1.6 million after tax or 3¢ per share).  Excluding these items from each year’s results, net income for the first quarter of 2014 would have been $3.6 million or 8¢ per share as compared to a net loss from continuing operations of $22.3 million or 48¢ per share in the first quarter of 2013.

Comstock produced 935,000 barrels of oil and 11.0 billion cubic feet of natural gas or 16.6 billion cubic feet of natural gas equivalent ("Bcfe") in the first quarter of 2014.  Oil production in the first quarter, which averaged 10,400 barrels of oil per day, grew 119% from the 4,800 barrels per day produced in the first quarter of 2013.  Natural gas production in the first quarter of 2014 declined by 30% from natural gas production of 15.6 billion cubic feet in the first quarter of 2013.

Comstock's average realized natural gas price increased 49% to $4.70 per Mcf in the first quarter of 2014 as compared to $3.15 per Mcf realized in the first quarter of 2013.  The Company's average realized oil price, including realized hedging losses, declined by 14% to $95.20 per barrel in the first quarter of 2014 as compared to $111.19 per barrel in the first quarter of 2013.  Oil and gas sales (including realized gains or losses from hedging) of $140.6 million increased by 44% as compared to 2013's first quarter sales from continuing operations of $97.3 million.  Operating cash flow (before changes in working capital accounts) increased 74% to $97.8 million for the first quarter of 2014 as compared with operating cash flow from continuing operations of $56.3 million for the first quarter of 2013.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, increased 52% to $110.3 million in the first quarter of 2014 from EBITDAX from continuing operations of $72.5 million in the first quarter of 2013.

2014 First Quarter Drilling Results

Comstock reported the results to date of its 2014 drilling program, which is focused on increasing the Company's oil production and proved oil reserves.  During the first three months of 2014, Comstock spent $143.0 million on its development and exploration activities and $44.8 million on acreage and other acquisition costs.  Comstock drilled 22 horizontal oil wells (16.5 net) and had seven wells (5.6 net) drilling at March 31, 2014.  Comstock has put 38 new oil wells (28.6 net) on production in its Eagleville field in South Texas so far in 2014.

Since the Company's last update in February, the Company has completed 29 (22.2 net) additional horizontal Eagle Ford shale wells.  These wells had an average per well initial production rate of 663 barrels of oil equivalent ("BOE") per day.  Excluding nine wells drilled on the Company's RTH leases which had shorter laterals due to acreage constraints, the average per well initial production rate was 746 BOE per day.  The wells with the highest initial production rates were the Swenson "A" #3H, the Swenson "A" #2H and the Swenson "A" #4H.  These wells are located in McMullen County and had initial production rates of 1,123, 1,100, and 1,079 BOE per day, respectively.

Included in capital expenditures for the first quarter of 2014 is $33.9 million for the acquisition of a 30% working interest in the Company's Burleson County, Texas acreage from URSA New Ventures LLC.  This acquisition included a 30% working interest in one producing well and approximately 9,000 net acres.  Comstock is currently drilling its first well on its Burleson County acreage, the Henry A#1H.

Comstock also announced that in connection with the acquisition of additional interests in the Company's Burleson County, Texas acreage, it is increasing its capital budget for 2014 and now expects to spend approximately $510.0 million in 2014 on development and exploration projects and $55.0 million for lease acquisition activity, including the first quarter acquisitions.  The budget for drilling activity includes $284.0 million to drill sixty-five wells (46.0 net) in the Eagleville field in South Texas, $79.0 million to drill ten Eagle Ford shale wells (9.2 net) on the Burleson County, Texas acreage and $33.0 million to drill three wells (2.7 net) targeting the Tuscaloosa Marine shale.  The budget also includes $76.0 million to complete 18 wells (13.3 net) in the Eagleville field that were drilled in 2013 and $38.0 million on facilities and other development activity.
Other

Comstock also announced that its lenders have approved an increase to the borrowing base under its $1 billion bank credit facility to $700.0 million to be effective on June 15, 2014.

Comstock has planned a conference call for 10:00 a.m. Central Time on May 6, 2014, to discuss the operational and financial results for the first quarter of 2014.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 800-510-9691 (international dial-in use 617-614-3453) and provide access code 31657344 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 2:00 p.m. CT May 6, 2014 and will continue until 11:59 p.m. May 13, 2014.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call access code is 89339980.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

Three Months Ended March 31,
2014	2013

Revenues:
Oil sales	$90,313	$45,740
Natural gas sales	51,596	49,280
Total revenues	141,909	95,020

Operating expenses:
Production taxes	5,601	2,121
Gathering and transportation	3,776	4,202
Lease operating	15,061	13,206
Exploration(1)	—	2,593
Depreciation, depletion and amortization	88,874	84,967
General and administrative	8,369	8,787

Total operating expenses	121,681	115,876

Operating income (loss)	20,228	(20,856)

Other income (expenses):
Gain on sale of marketable securities	—	7,877
Loss from derivative financial instruments	(4,946)	(6,447)
Interest and other income	251	245
Interest expense(2)	(13,680)	(17,578)

Total other income (expenses)	(18,375)	(15,903)

Income (loss) before income taxes	1,853	(36,759)
Benefit from (provision for) income taxes	(688)	12,242
Income (loss) from continuing operations	1,165	(24,517)
Loss from discontinued operations, net of income taxes	—	(2,627)
Net income (loss)	$1,165	$(27,144)

Net income (loss) per share:
Basic	— income (loss) from continuing operations	$0.02	$(0.52)
— loss from discontinued operations	—	(0.06)
— net income (loss)	$0.02	$(0.58)

Diluted	— income (loss) from continuing operations	$0.02	$(0.52)
— loss from discontinued operations	—	(0.06)
— net income (loss)	$0.02	$(0.58)

Dividends per common share	$0.125	$—

Weighted average shares outstanding:
Basic	46,599	46,730
Diluted	46,749	46,730

(1) Includes impairments of unevaluated leases of $2.4 million in the three months ended March 31, 2013.
(2) $2.2 million and $1.0 million of interest expense was capitalized for the three months ended March 31, 2014 and 2013, respectively.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended March 31,
	2014	2013

OPERATING CASH FLOW:

Net income (loss)	$1,165	$(27,144)
Reconciling items:
Loss from discontinued operations	—	2,627
Deferred income taxes	674	(12,245)
Depreciation, depletion and amortization	88,874	84,967
Dry hole costs and lease impairments	—	2,443
Gain on sale of assets	—	(7,877)
Loss from derivative financial instruments	4,946	6,447
Cash settlements of derivative financial instruments	(1,297)	2,320
Debt issuance cost and discount amortization	1,163	1,587
Stock-based compensation	2,263	3,218
Operating cash flow from continuing operations	97,788	56,343
Excess income taxes from stock-based compensation	1,098	1,742
Increase in accounts receivable	(22,876)	(19,059)
Increase in other current assets	(554)	(185)
Increase in accounts payable and accrued expenses	20,285	34,981
Net cash provided by continuing operations	95,741	73,822
Net cash provided by discontinuing operations(1)	—	23,530
Net cash provided by operating activities	$95,741	$97,352

(1) $5.5 million for the three months ended March 31, 2013 excluding working capital changes.

EBITDAX:

Net income (loss) from continuing operations	$1,165	$(24,517)
Interest expense	13,680	17,578
Provision for (benefit from) income taxes	688	(12,242)
Depreciation, depletion and amortization	88,874	84,967
Exploration	—	2,593
Gain on sale of assets	—	(7,877)
Loss from derivative financial instruments	4,946	6,447
Cash settlements of derivative financial instruments	(1,297)	2,320
Stock-based compensation	2,263	3,218
EBITDAX from continuing operations	110,319	72,487
EBITDAX from discontinued operations	—	8,967
Total EBITDAX	$110,319	$81,454

	As of
	March 31, 2014	December 31, 2013

BALANCE SHEET DATA:

Cash and cash equivalents	$1,771	$2,967
Other current assets	77,567	54,167
Property and equipment, net	2,166,275	2,066,735
Other	15,325	15,529
Total assets	$2,260,938	$2,139,398

Current liabilities	$168,536	$194,995
Long-term debt	949,140	798,700
Deferred income taxes	180,077	177,026
Other non-current liabilities	17,179	16,672
Stockholders' equity	946,006	952,005
Total liabilities and stockholders' equity	$2,260,938	$2,139,398

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2014
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	17	914		4	935
Gas production (MMcf)	8,813	1,807		359	10,979
Total production (MMcfe)	8,914	7,291		384	16,589

Oil sales	$1,585	$88,317		$411	$90,313
Oil hedging settlements(1)	—	—		—	(1,297)
Total oil including hedging	1,585	88,317		411	89,016
Natural gas sales	39,557	10,135		1,904	51,596
Total oil and gas sales including hedging	$41,142	$98,452		$2,315	$140,612

Average oil price (per barrel)	$94.84	$96.62		$96.18	$96.59
Average oil price including hedging (per barrel)	$94.84	$96.62		$96.18	$95.20
Average gas price (per Mcf)	$4.49	$5.61		$5.30	$4.70
Average price (per Mcfe)	$4.62	$13.50		$6.03	$8.55
Average price including hedging (per Mcfe)	$4.62	$13.50		$6.03	$8.48

Production taxes	$812	$4,637		$152	$5,601
Gathering and transportation	$2,706	$974		$96	$3,776
Lease operating	$6,445	$7,946		$670	$15,061

Production taxes (per Mcfe)	$0.09	$0.64		$0.40	$0.34
Gathering and transportation (per Mcfe)	$0.30	$0.13		$0.25	$0.23
Lease operating (per Mcfe)	$0.73	$1.09		$1.74	$0.90

Oil and Gas Capital Expenditures:
Acquisitions	$—	$2,400		$—	$2,400
Exploratory leasehold	—	34,787		4,918	39,705
Development leasehold	86	2,583		—	2,669
Development drilling	689	140,002		—	140,691
Other development	960	1,353			2,313
Total	$1,735	$181,125	(2)	$4,918	$187,778	(2)

(1)     Included in loss from derivative financial instruments in operating results.
(2)     Net of reimbursements received of $5.5 million under the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2013
	East Texas/ North Louisiana	South Texas		Other	Continuing Operations	Discontinued Operations	Total
Oil production (Mbbls)	16	410		6	432	174	606
Gas production (MMcf)	13,399	1,781		448	15,628	269	15,897
Total production (MMcfe)	13,495	4,242		484	18,221	1,311	19,532

Oil sales	$1,504	$43,546		$690	$45,740	$14,734	$60,474
Oil hedging settlements(1)	—	—		—	2,320	—	2,320
Total oil including hedging	1,504	43,546		690	48,060	14,734	62,794
Natural gas sales	41,157	6,471		1,652	49,280	1,565	50,845
Total oil and gas sales including hedging	$42,661	$50,017		$2,342	$97,340	$16,299	$113,639

Average oil price (per barrel)	$93.58	$106.19		$113.69	$105.82	$84.84	$99.81
Average oil price including hedging (per barrel)	$93.58	$106.19		$113.69	$111.19	$84.84	$103.64
Average gas price (per Mcf)	$3.07	$3.63		$3.69	$3.15	$5.82	$3.20
Average price (per Mcfe)	$3.16	$11.79		$4.84	$5.21	$12.43	$5.70
Average price including hedging (per Mcfe)	$3.16	$11.79		$4.84	$5.34	$12.43	$5.82

Production taxes	$(231)	$2,220		$132	$2,121	$693	$2,814
Gathering and transportation	$3,557	$612		$33	$4,202	$331	$4,533
Lease operating	$7,493	$4,712		$1,001	$13,206	$6,308	$19,514

Production taxes (per Mcfe)	$(0.02)	$0.52		$0.27	$0.12	$0.53	$0.14
Gathering and transportation (per Mcfe)	$0.26	$0.14		$0.07	$0.23	$0.25	$0.23
Lease operating (per Mcfe)	$0.56	$1.12		$2.07	$0.72	$4.81	$1.01

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$1,939		$—	$1,939	$6,203	$8,142
Development leasehold	—	184		—	184	—	184
Development drilling	3,047	50,741		—	53,788	49,658	103,446
Other development	1,076	1,137		55	2,268	180	2,448
Total	$4,123	$54,001	(2)	$55	$58,179	$56,041	$114,220	(2)

(1)     Included in loss from derivative financial instruments in operating results.
(2)     Net of reimbursements received of $8.1 million under the Company's Eagle Ford shale joint venture.